Exhibit 3.1 STATE OF DELAWARE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INSIGHT ENTERPRISES, INC. (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) Insight Enterprises, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY: 1. That the name of this corporation is Insight Enterprises, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 4, 1991, under the name Insight Distribution Network, Inc. 2. That the Board of Directors of the corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows: RESOLVED, that the Certificate of Incorporation of this Corporation be amended and restated as set forth on Exhibit A, which is attached hereto and made a part hereof. 3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law. 4. That this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law. IN WITNESS WHEREOF, the corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed on this 14th day of May, 2026. INSIGHT ENTERPRISES, INC., a Delaware Corporation By: /s/ Karim Adatia Name: Karim Adatia Title: Senior Vice President, General Counsel and Secretary

Exhibit 3.1 Exhibit A AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INSIGHT ENTERPRISES, INC. 1. Name. The name of the Corporation is Insight Enterprises, Inc. 2. Registered Office and Agent. The name and address of the registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware – 19801. 3. Purpose. The purpose for which this Corporation is organized is the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time (“GCL”). 4. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is 103,000,000 shares, consisting of 100,000,000 shares of common stock having a par value of $.01 per share (the “Common Stock”) and 3,000,000 shares of preferred stock having a par value of $.01 per share (the “Preferred Stock”). The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Exhibit 3.1 (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (h) Any other relative rights, preferences and limitations of that series. 5. Classification and Terms of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. Until the election of directors at the 2016 annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”), pursuant to Section 141(d) of the DGCL, the Board shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class I having a term expiring at the 2016 Annual Meeting, the directors in Class II having a term expiring at the 2017 Annual Meeting and the directors in Class III having a term expiring at the 2018 Annual Meeting. Commencing with the election of directors at the 2016 Annual Meeting, pursuant to Section 141(d) of the DGCL, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2017 Annual Meeting and the directors in Class II having a term that expires at the 2018 Annual Meeting. The successors of the directors who, immediately prior to the 2016 Annual Meeting, were members of Class I (and whose terms expire at the 2016 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2016 Annual Meeting, were members of Class II (and whose terms were scheduled to expire at the 2017 Annual Meeting) shall become members of Class I for a term expiring at the 2017 Annual Meeting; and the directors who, immediately prior to the 2016 Annual Meeting, were members of Class III (and whose terms were scheduled to expire at the 2018 Annual Meeting) shall be members of Class II for a term expiring at the 2018 Annual Meeting. Commencing with the election of directors at the 2017 Annual Meeting, pursuant to Section 141(d) of the DGCL, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2018 Annual Meeting. The successors of the directors who, immediately prior to the 2017 Annual Meeting, were members of Class I (and whose terms expire at the 2017 Annual Meeting) shall be elected to Class I and the directors who, immediately prior to the 2017 Annual Meeting, were members of Class III (and whose terms were scheduled to expire at the 2018 Annual Meeting) shall become members of Class I for a term expiring at the 2018 Annual Meeting. From and after the election of directors at the 2018 Annual Meeting, the Board shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2018 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

Exhibit 3.1 Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the terms of the class in which such director shall have been elected or, following the termination of the division of directors into classes, each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders held after his or her election as director and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by such terms. 6. Removal of Directors. Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specific circumstances, (i) any director in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class shall be removable only for cause, and all other directors shall be removable either with or without cause, and (ii) the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors. 7. Election of Directors. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation. 8. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of stockholders owning twenty-five percent (25%) or more in amount of the capital stock issued and outstanding and entitled to vote. Special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting. 9. Special Voting Requirements. (a) Except as set forth in Section (b) of this Article 9, the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote shall be required for: (1) any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

Exhibit 3.1 (2) any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person; (3) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and (4) any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time. (b) The provisions of Section (a) of this Article 9 shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation’s Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors. The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person or of such an affiliate or associate, that is involved in the relevant transaction, and (A) was a member of the Board of Directors on November 9, 1994 or (B) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (C) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office. (c) As used in this Article 9, the term “Interested Person” shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation; except that the term “Interested Person” shall not mean or apply to a person, firm or corporation which owned of record or beneficially twenty-five percent (25%) or more of any class of voting securities of the Corporation at the effective time of the merger of Insight Enterprises, Inc., an Arizona corporation, into the Corporation. 10. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. 11. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors

Exhibit 3.1 to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon. 12. Action by Consent of Stockholders. Any action required or permitted to be taken by the stockholders must be effected at a duly called and noticed annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. 13. Certificate. The Corporation specifically elects not to be governed by Section 203 of the GCL. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article 13.